The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated September 26, 2023

JPMorgan Chase Financial Company LLC	September 2023
Pricing Supplement
Registration Statement Nos. 333-270004 and 333-270004-01
Dated September , 2023
Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due October 2, 2026

All Payments on the Securities Based on the Worst Performing of the Common Stock of Adobe, Inc., the Common Stock of Salesforce, Inc. and the Common Stock of Microsoft Corporation
Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Contingent Income Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal.  Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates) with respect to each determination date on which the closing price of each of the common stock of Adobe, Inc., the common stock of Salesforce, Inc, and the common stock of Microsoft Corporation. is greater than or equal to 65.00% of its initial stock price, which we refer to as a downside threshold level.  However, if, on any determination date, the closing price of any underlying stock is less than its downside threshold level, you will not receive any contingent quarterly payment for the related quarterly period.  In addition, if the closing price of each underlying stock is greater than or equal to its initial stock price on any determination date (other than the final determination date), the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus the contingent quarterly payment with respect to that determination date (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates).  If the securities have not been automatically redeemed prior to maturity and the final stock price of each underlying stock is greater than or equal to its downside threshold level, the payment at maturity due on the securities will be the stated principal amount and the contingent quarterly payment with respect to the final determination date (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates). If, however, the securities have not been automatically redeemed prior to maturity and the final stock price of any underlying stock is less than its downside threshold level, you will be exposed to the decline in the worst performing of the underlying stocks, as compared to its initial stock price, on a 1-to-1 basis and will receive a cash payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent quarterly payments and also the risk of receiving a cash payment at maturity that is significantly less than the stated principal amount of the securities and could be zero.  Accordingly, investors could lose their entire initial investment in the securities. Because all payments on the securities are based on the worst performing of the underlying stocks, a decline of any underlying stock below its downside threshold level will result in few or no contingent quarterly payments and/or significant loss of your initial investment, even if the other underlying stocks appreciate or have not declined as much.  Investors will not participate in any appreciation of any underlying stock. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

SUMMARY TERMS
Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying stocks:	Common stock of Adobe, Inc. (Bloomberg ticker: ADBE UW Equity), common stock of Salesforce, Inc. (Bloomberg ticker: CRM UN Equity) and common stock of Microsoft Corporation (Bloomberg ticker: MSFT UW Equity) (each an “underlying stock”)
Aggregate principal amount:	$
Early redemption:

If, on any of the determination dates (other than the final determination date), the closing price of each underlying stock is greater than or equal to its initial stock price, the securities will be automatically redeemed for an early redemption payment on the first contingent payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any contingent payment date if the closing price of any underlying stock is below its initial stock price on the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date plus (iii) any previously unpaid contingent quarterly payments with respect to any prior determination dates.
Contingent quarterly payment:

•  If, on any determination date, the closing price of each underlying stock is greater than or equal to its downside threshold level, we will pay a contingent quarterly payment of at least $35.625 (at least 3.5625% of the stated principal amount) per security on the related contingent payment date plus any previously unpaid contingent quarterly payments with respect to any prior determination dates. The actual contingent quarterly payment will be provided in the pricing supplement. However, even if any unpaid contingent quarterly payment is payable on a later contingent payment date, no additional interest will accrue or be payable in respect of that unpaid contingent quarterly payment.

•  If, on any determination date, the closing price of any underlying stock is less than its downside threshold level, no contingent quarterly payment will be payable with respect to that determination date. It is possible that one or more of the underlying stocks will remain below their respective downside threshold levels on most or all of the determination dates so that you will receive few or no contingent quarterly payments.

Payment at maturity:	• If the final stock price of each underlying stock is greater than or equal to its downside threshold level:	(i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date plus (iii) any previously unpaid contingent quarterly payments with respect to any prior determination dates.
	• If the final stock price of any underlying stock is less than its downside threshold level:	(i) the stated principal amount times (ii) the stock performance factor of the worst performing underlying stock. This cash payment will be less than 65% of the stated principal amount of the securities and could be zero.
Downside threshold level:

With respect to the common stock of Adobe, Inc.: $ , which is equal to 65.00% of its initial stock price

With respect to the common stock of Salesforce, Inc.: $ , which is equal to 65.00% of its initial stock price

With respect to the common stock of Microsoft Corporation: $ , which is equal to 65.00% of its initial stock price

Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	On or about September , 2023 (expected to price on or about September 29, 2023)
Original issue date (settlement date):	October , 2023 (3 business days after the pricing date)
Maturity date*:	October 2, 2026
Terms continued on the following page
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$17.50(2)	$977.50
$5.00(3)
Total	$	$	$

(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $17.50 per $1,000 stated principal amount security. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount security

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

If the securities priced today and assuming a contingent quarterly payment equal to the minimum listed above, the estimated value of the securities would be approximately $958.60 per $1,000 stated principal amount security. The estimated value of the securities on the pricing date will be provided in the pricing supplement and will not be less than $930.00 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Risk Factors” beginning on page 10 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. 4-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due October 2, 2026

Based on the Worst Performing of the Common Stock of Adobe, Inc., the Common Stock of Salesforce, Inc. and the Common Stock of Microsoft Corporation.
Principal at Risk Securities

Terms continued from previous page:
Initial stock price:	With respect to the common stock of Adobe, Inc.: $ , which is its closing price on the pricing date
With respect to the common stock of Salesforce, Inc.: $           , which is its closing price on the pricing date
With respect to the common stock of Microsoft Corporation: $ , which is its closing price on the pricing date
Final stock price:	With respect to each underlying stock, the closing price of that underlying stock on the final determination date
Worst performing underlying stock:	The underlying stock with the worst stock performance factor
Stock performance factor:	With respect to each underlying stock, the final stock price divided by the initial stock price
Stock adjustment factor:	The stock adjustment factor of each underlying stock is referenced in determining the closing price of one share of that underlying stock and is set initially at 1.0 on the pricing date. The stock adjustment factor of each stock is subject to adjustment in the event of certain corporate events affecting that underlying stock.
Determination dates*:	December 29, 2023, April 1, 2024, July 1, 2024, September 30, 2024, December 30, 2024, March 31, 2025, June 30, 2025, September 29, 2025, December 29, 2025, March 30, 2026, June 29, 2026 and September 29, 2026
Contingent payment dates*:	January 4, 2024, April 4, 2024, July 5, 2024, October 3, 2024, January 3, 2025, April 3, 2025, July 3, 2025, October 2, 2025, January 2, 2026, April 2, 2026, July 2, 2026 and the maturity date
CUSIP/ISIN:	48134A6Y6 / US48134A6Y63
Listing:	The securities will not be listed on any securities exchange.

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

September 2023	Page 2

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due October 2, 2026

Based on the Worst Performing of the Common Stock of Adobe, Inc., the Common Stock of Salesforce, Inc. and the Common Stock of Microsoft Corporation.
Principal at Risk Securities

Investment Summary

The Contingent Income Auto-Callable Securities due October 2, 2026 Based on the Worst Performing of the Common Stock of Adobe, Inc., the Common Stock of Salesforce, Inc. and the Common Stock of Microsoft Corporation, which we refer to as the securities, do not provide for the regular payment of interest. Instead, the securities provide an opportunity for investors to earn a contingent quarterly payment (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates), with respect to each quarterly determination date on which the closing price of each underlying stock is greater than or equal to 65% of its initial stock price, which we refer to as a downside threshold level. The actual contingent quarterly payment will be provided in the pricing supplement. The contingent quarterly payment (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates), if any, will be payable quarterly on the contingent payment date immediately following the related determination date. However, if the closing price of any underlying stock is less than its downside threshold level on any determination date, investors will receive no contingent quarterly payment for the related quarterly period. It is possible that the closing price of one share of one or more underlying stocks could be below their respective downside threshold levels on most or all of the determination dates so that you will receive few or no contingent quarterly payments during the term of the securities. We refer to these payments as contingent, because there is no guarantee that you will receive a payment on any contingent payment date. Even if all of the underlying stocks were to be at or above their respective downside threshold levels on some quarterly determination dates, one or more underlying stocks may fluctuate below their respective downside threshold levels on others.

If the closing price of each underlying stock is greater than or equal to its initial closing value on any determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates). If the securities have not previously been redeemed and the final stock price of each underlying stock is greater than or equal to its downside threshold level, the payment at maturity will also be the sum of the stated principal amount and the contingent quarterly payment with respect to the final determination date (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates). However, if the securities have not previously been redeemed and the final stock price of any underlying stock is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying stock, as compared to its initial stock price, on a 1-to-1 basis. Under these circumstances, the payment at maturity will be (i) the stated principal amount times (ii) the stock performance factor of the worst performing underlying stock, which will be less than 65% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of receiving few or no contingent quarterly payments over the term of the securities. In addition, investors will not participate in any appreciation of the underlying stocks.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying stock is a “Reference Stock.”

September 2023	Page 3

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due October 2, 2026

Based on the Worst Performing of the Common Stock of Adobe, Inc., the Common Stock of Salesforce, Inc. and the Common Stock of Microsoft Corporation.
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities offer investors an opportunity to earn a contingent quarterly payment (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates) with respect to each determination date on which the closing price of each underlying stock is greater than or equal to 65% of its initial stock price, which we refer to as a downside threshold level. The actual contingent quarterly payment will be provided in the pricing supplement. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable contingent quarterly payment (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates), and the payment at maturity will vary depending on the final stock price of each underlying stock, as follows:

Scenario 1

This scenario assumes that, prior to early redemption, each underlying stock closes at or above its downside threshold level on some determination dates but one or more of the underlying stocks closes below their respective downside threshold levels on the others. On the 6th determination date, the closing price of each underlying stock is greater than or equal to its initial stock price.

Investors receive the contingent quarterly payment (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates) with respect to each determination date on which the closing price of each underlying stock is at or above its downside threshold level.

On the contingent payment date immediately following the 6th determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly payment with respect to the related determination date (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates).

Scenario 2

This scenario assumes that each underlying stock closes at or above its downside threshold level on some determination dates but one or more of the underlying stocks closes below their respective downside threshold levels on the others, and each underlying stock closes below its initial stock price on all the determination dates prior to the final determination date. On the final determination date, each underlying stock closes at or above its downside threshold level.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly payment (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates) with respect to each determination date on which the closing price of each underlying stock is at or above its downside threshold level. At maturity, investors will receive the stated principal amount and the contingent quarterly payment with respect to the final determination date (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates).

Scenario 3

This scenario assumes that each underlying stock closes at or above its downside threshold level on some determination dates but one or more of the underlying stocks closes below their respective downside threshold levels on the others, and each underlying stock closes below its initial stock price on all the determination dates prior to the final determination date. On the final determination date, one or more of the underlying stocks close below their downside threshold levels.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly payment (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates) with respect to each determination date on which the closing price of each underlying stock is at or above its downside threshold level. At maturity, investors will receive the stated principal amount times the stock performance factor of the worst performing underlying stock, which will be less than 65% of the stated principal amount and could be zero.

Investors will lose some, and may lose all, of their principal in this scenario.

September 2023	Page 4

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due October 2, 2026

Based on the Worst Performing of the Common Stock of Adobe, Inc., the Common Stock of Salesforce, Inc. and the Common Stock of Microsoft Corporation.
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices of the underlying stocks and (2) the final stock prices of the underlying stocks.

Diagram #1: Determination Dates (Other Than the Final Determination Date)

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 6.

September 2023	Page 5

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due October 2, 2026

Based on the Worst Performing of the Common Stock of Adobe, Inc., the Common Stock of Salesforce, Inc. and the Common Stock of Microsoft Corporation.
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly payment is payable with respect to a determination date, whether the securities will be automatically redeemed on any determination date prior to the final determination date and how to calculate the payment at maturity if the securities have not been redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly payment or whether the securities will be automatically redeemed will be determined by reference to the closing price of each underlying stock on each quarterly determination date and the amount you will receive at maturity, if any, will be determined by reference to the final stock price of each underlying stock. The hypothetical initial stock price of each underlying stock of $100.00 has been chosen for illustrative purposes only and may not represent a likely actual initial stock price of any underlying stock. The actual initial stock price of each underlying stock will be the closing price of that underlying stock on the pricing date and will be provided in the pricing supplement. For historical data regarding the actual closing prices of each underlying stock, please see the historical information set forth under “Adobe, Inc. Overview,” “Salesforce, Inc. Overview” and “Microsoft Corporation Overview,” as applicable, in this pricing supplement. The actual downside threshold level of each underlying stock will be provided in the pricing supplement. Any payment on the securities is subject to our and JPMorgan Chase & Co.’s credit risks. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The examples below are based on the following assumed terms:

Hypothetical contingent quarterly payment:	A contingent quarterly payment of $35.625 per quarter per security (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates) will be paid on the securities on each contingent payment date but only if the closing price of each underlying stock is at or above its downside threshold level on the related determination date.
Early redemption:	If the closing price of each underlying stock is greater than or equal to its initial stock price on any quarterly determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates).
Payment at maturity (if the securities have not been automatically redeemed early):

If the final stock price of each underlying stock is greater than or equal to its downside threshold level: the stated principal amount and the contingent quarterly payment with respect to the final determination date plus any previously unpaid contingent quarterly payments with respect to any prior determination dates

If the final stock price of any underlying stock is less than its downside threshold level: (i) the stated principal amount times (ii) the stock performance factor of the worst performing underlying stock

Stated principal amount:	$1,000 per security
Hypothetical initial stock price:	With respect to the common stock of Adobe, Inc.: $100.00 With respect to the common stock of Salesforce, Inc.: $100.00 With respect to the common stock of Microsoft Corporation: $100.00
Hypothetical downside threshold level:

With respect to the common stock of Adobe, Inc.: $65.00, which is 65.00% of its hypothetical initial stock price

With respect to the common stock of Salesforce, Inc.: $65.00, which is 65.00% of its hypothetical initial stock price

With respect to the common stock of Microsoft Corporation: $65.00, which is 65.00% of its hypothetical initial stock price

September 2023	Page 6

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due October 2, 2026

Based on the Worst Performing of the Common Stock of Adobe, Inc., the Common Stock of Salesforce, Inc. and the Common Stock of Microsoft Corporation.
Principal at Risk Securities

How to determine whether a contingent quarterly payment is payable with respect to a determination date:

	Closing price			Contingent quarterly payment
	Common stock of Adobe, Inc.	Common stock of Salesforce, Inc.	Common stock of Microsoft Corporation
Hypothetical Determination Date 1	$80 (at or above downside threshold level)	$85 (at or above downside threshold level)	$90 (at or above downside threshold level)	$35.625 plus any previously unpaid contingent quarterly payments with respect to any prior determination dates
Hypothetical Determination Date 2	$55 (below downside threshold level)	$75 (at or above downside threshold level)	$50 (below downside threshold level)	$0
Hypothetical Determination Date 3	$80 (at or above downside threshold level)	$50 (below downside threshold level)	$40 (below downside threshold level)	$0
Hypothetical Determination Date 4	$50 (below downside threshold level)	$45 (below downside threshold level)	$30 (below downside threshold level)	$0

On hypothetical determination date 1, each underlying stock closes at or above its downside threshold level. Therefore, a contingent quarterly payment of $35.625 (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates) is payable on the relevant contingent payment date.

On each of the hypothetical determination dates 2 and 3, one underlying stock closes at or above its downside threshold level but the other underlying stocks close below their respective downside threshold levels. Therefore, no contingent quarterly payment is payable on the relevant contingent payment date.

On hypothetical determination date 4, each underlying stock closes below its downside threshold level and, accordingly, no contingent quarterly payment is payable on the relevant contingent payment date.

You will not receive a contingent quarterly payment on any contingent payment date if the closing price of any underlying stock is below its downside threshold level on the related determination date.

How to determine whether the securities will be automatically redeemed on any determination date prior to the final determination date:

	Closing price			Early redemption payment
	Common stock of Adobe, Inc.	Common stock of Salesforce, Inc.	Common stock of Microsoft Corporation
Hypothetical Determination Date 1	$110 (at or above initial stock price)	$90 (below initial stock price)	$95 (below initial stock price)	n/a (securities are not redeemed early)
Hypothetical Determination Date 2	$90 (below initial stock price)	$80 (below initial stock price)	$75 (below initial stock price)	n/a (securities are not redeemed early)
Hypothetical Determination Date 3	$110 (at or above initial stock price)	$120 (at or above initial stock price)	$100 (at or above initial stock price)	$1,035.625 (the stated principal amount plus the contingent quarterly payment with respect to the related determination date) plus any previously unpaid contingent quarterly payments with respect to any prior determination dates

September 2023	Page 7

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due October 2, 2026

Based on the Worst Performing of the Common Stock of Adobe, Inc., the Common Stock of Salesforce, Inc. and the Common Stock of Microsoft Corporation.
Principal at Risk Securities

quarterly payments with respect to any prior determination dates

On hypothetical determination date 1, one underlying stock closes at or above its initial stock price but the other underlying stocks close below their respective initial stock prices. Therefore, the securities remain outstanding and are not redeemed early.

On hypothetical determination date 2, each underlying stock closes below its initial stock price. Therefore, the securities remain outstanding and are not redeemed early.

On hypothetical determination date 3, each underlying stock closes at or above its initial stock price. Therefore, the securities are automatically redeemed and you receive an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates). No further payments will be made on the securities once they have been redeemed.

How to calculate the payment at maturity (if the securities have not been automatically redeemed early):

	Final stock price			Payment at maturity
	Common stock of Adobe, Inc.	Common stock of Salesforce, Inc.	Common stock of Microsoft Corporation
Example 1:	$100 (at or above downside threshold level)	$90 (at or above downside threshold level)	$80 (at or above downside threshold level)	$1,035.625 (the stated principal amount plus the contingent quarterly payment with respect to the final determination date) plus any previously unpaid contingent quarterly payments with respect to any prior determination dates
Example 2:	$110 (at or above downside threshold level)	$50 (below downside threshold level)	$55 (below downside threshold level)	$1,000 × stock performance factor of the worst performing underlying stock = $1,000 × ($50 / $100) = $500.00
Example 3:	$40 (below downside threshold level)	$55 (below downside threshold level)	$50 (below downside threshold level)	$1,000 × ($40 / $100) = $400.00
Example 4:	$30 (below downside threshold level)	$40 (below downside threshold level)	$55 (below downside threshold level)	$1,000 × ($30 / $100) = $300.00

In example 1, the final stock price of each underlying stock is at or above its downside threshold level. Therefore, you receive at maturity the stated principal amount of the securities and the contingent quarterly payment with respect to the final determination date (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates).

In example 2, the final stock price of one underlying stock is at or above its downside threshold level but the final stock prices of the other underlying stocks are below their respective downside threshold levels. Therefore, you are exposed to the downside performance of the worst performing underlying stock at maturity and receive a cash payment at maturity equal to the stated principal amount times the stock performance factor of the worst performing underlying stock.

Similarly, in examples 3 and 4, the final stock price of each underlying stock is below its downside threshold level, and you receive a cash payment at maturity equal to the stated principal amount times the stock performance factor of the worst performing underlying stock.

September 2023	Page 8

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due October 2, 2026

Based on the Worst Performing of the Common Stock of Adobe, Inc., the Common Stock of Salesforce, Inc. and the Common Stock of Microsoft Corporation.
Principal at Risk Securities

If the final stock price of any underlying stock is below its downside threshold level, you will be exposed to the downside performance of the worst performing underlying stock at maturity, and your payment at maturity will be less than 65% of the stated principal amount per security and could be zero.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

September 2023	Page 9

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due October 2, 2026

Based on the Worst Performing of the Common Stock of Adobe, Inc., the Common Stock of Salesforce, Inc. and the Common Stock of Microsoft Corporation.
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to the Securities Generally

▪	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final stock price of any of the underlying stocks is less than its downside threshold level, you will be exposed to the decline in the closing price of the worst performing underlying stock, as compared to its initial stock price, on a 1-to-1 basis. Under these circumstances, you will receive for each security that you hold at maturity a cash payment equal to the stated principal amount times the stock performance factor of the worst performing underlying stock. In this case, your payment at maturity will be less than 65% of the stated principal amount and could be zero.
▪	You will not receive any contingent quarterly payment with respect to any determination date (or any previously unpaid contingent quarterly payments with respect to any prior determination dates) if the closing price of any underlying stock on that determination date is less than its downside threshold level. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest. Instead, a contingent quarterly payment with respect to a determination date (and any previously unpaid contingent quarterly payments with respect to any prior determination dates) will be made only if the closing price of each underlying stock on that determination date is greater than or equal to its downside threshold level. If the closing price of any underlying stock is below its downside threshold level on any determination date, you will not receive a contingent quarterly payment with respect to that determination date. You will not receive any unpaid contingent quarterly payments if the closing price of one share on each subsequent determination date is less than the downside threshold level. It is possible that the closing price of one or more underlying stocks could be below their respective downside threshold levels on most or all of the determination dates so that you will receive few or no contingent quarterly payments. If you do not earn sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on one of our conventional debt securities of comparable maturity.
▪	The contingent quarterly payment is based solely on the closing prices of the underlying stocks on the specified determination dates. Whether the contingent quarterly payment will be made with respect to a determination date (and whether any previous unpaid contingent quarterly payments with respect to any prior determination dates will be paid) will be based on the closing price of each underlying stock on that determination date. As a result, you will not know whether you will receive the contingent quarterly payment (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates) until the related determination date. Moreover, because the contingent quarterly payment is based solely on the closing price of each underlying stock on a specific determination date, if the closing price of any of the underlying stocks on that determination date is below its downside threshold level, you will not receive any contingent quarterly payment with respect to that determination date, even if the closing price of that underlying stock was higher on other days that are not subsequent determination dates during the related quarterly period.
▪	You are exposed to the price risk of all three underlying stocks, with respect to all the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. The performance of the underlying stocks may not be correlated. Poor performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. Accordingly, your investment is subject to the risk of decline in the closing price of each underlying stock.

To receive any contingent quarterly payments (plus any previously unpaid contingent quarterly payments with respect to any prior determination dates), each underlying stock must close at or above its downside threshold level on the applicable determination date. In addition, if any underlying stock has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying stock, as compared to its initial stock price, on a 1-to-1 basis, even if the other underlying

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Principal at Risk Securities

stocks have appreciated. Under this scenario, the value of any such payment will be less than 65% of the stated principal amount and could be zero.

▪	Because the securities are linked to the performance of the worst performing underlying stock, you are exposed to greater risks of no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to just one underlying stock. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment is greater if you invest in the securities than if you invest in substantially similar securities that are linked to the performance of just one underlying stock. With three underlying stocks, it is more likely that any one underlying stock will close below its downside threshold level on any determination date than if the securities were linked to only one underlying stock. In addition, you will not benefit from the performance of any underlying stock other than the worst performing underlying stock. Therefore, it is more likely that you will not receive any contingent quarterly payments and that you will suffer a significant loss on your investment.
▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Investors will not participate in any appreciation of any underlying stock. Investors will not participate in any appreciation of any underlying stock from its initial stock price, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination date on which the closing price of each underlying stock is greater than or equal to its downside threshold level, if any.
▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest rate environment and you may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	The final terms and estimated valuation of the securities will be provided in the pricing supplement. The final terms of the securities will be provided in the pricing supplement. In particular, each of the estimated value of the securities and the contingent quarterly payment will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the securities based on the minimums for the estimated value of the securities and the contingent quarterly payment.
▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities as prepaid forward contracts with associated contingent coupons, as described in “Additional Information about the Securities — Additional Provisions — Tax considerations” in this document and in “Material

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Principal at Risk Securities

U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could be materially affected. Although the U.S. federal income tax treatment of contingent quarterly payments (including any contingent quarterly payments paid in connection with an early redemption or at maturity) is uncertain, in determining our reporting responsibilities we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat any contingent quarterly payments as ordinary income. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to) withhold on any contingent quarterly payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial stock prices, the downside threshold levels and the final stock prices and whether the closing price of each underlying stock on any determination date is greater than or equal to its initial stock price or is below its downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or whether the securities are redeemed early.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the closing prices of the underlying stocks. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial stock prices and, as a result, the downside threshold levels, which are the respective

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JPMorgan Chase Financial Company LLC

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Based on the Worst Performing of the Common Stock of Adobe, Inc., the Common Stock of Salesforce, Inc. and the Common Stock of Microsoft Corporation.
Principal at Risk Securities

levels at or above which the underlying stocks must close on each determination date in order for you to earn a contingent quarterly payment or, if the securities are not redeemed prior to maturity, in order for you to avoid being exposed to the negative price performance of the worst performing underlying stock at maturity. Additionally, these hedging or trading activities during the term of the securities could potentially affect the values of the underlying stocks on the determination dates and, accordingly, whether investors will receive one or more contingent quarterly payments, whether the securities are automatically redeemed prior to maturity and, if the securities are not redeemed prior to maturity, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	The estimated value of the securities will be lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities will exceed the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy

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JPMorgan Chase Financial Company LLC

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Principal at Risk Securities

securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Secondary trading may be limited” above.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing price of each underlying stock, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility in the closing price of each underlying stock;
o	the time to maturity of the securities;
o	whether the closing price of one share of any underlying stock has been, or is expected to be, less than its downside threshold level on any determination date;
o	the likelihood of an early redemption being triggered;
o	the dividend rates on the underlying stocks;
o	the actual and expected positive or negative correlation between the underlying stocks, or the actual or expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the occurrence of certain events affecting the issuer of an underlying stock that may or may not require an adjustment to its stock adjustment factor, including a merger or acquisition; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlying Stocks

▪	Investing in the securities is not equivalent to investing in any underlying stock. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any underlying stock.
▪	No affiliation with Adobe, Inc., Salesforce, Inc. or Microsoft Corporation. Adobe, Inc., Salesforce, Inc. and Microsoft Corporation are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Adobe, Inc., Salesforce, Inc. and Microsoft Corporation in connection with this offering.
▪	We may engage in business with or involving Adobe, Inc., Salesforce, Inc. and Microsoft Corporation without regard to your interests. We or our affiliates may presently or from time to time engage in business with Adobe, Inc., Salesforce, Inc. and Microsoft Corporation without regard to your interests and thus may acquire non-public information about Adobe, Inc., Salesforce, Inc. and Microsoft Corporation. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Adobe, Inc., Salesforce, Inc. and Microsoft Corporation, which may or may not recommend that investors buy or hold an underlying stock.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the securities. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from

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Principal at Risk Securities

holding the securities or the underlying stocks, or engaging in transactions in them, and any such action could adversely affect the value of the securities or the underlying stocks.  These legislative and regulatory actions could result in restrictions on the securities or the delisting of the underlying stocks.  You may lose a significant portion or all of your initial investment in the securities, including if an underlying stock is delisted or if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

▪	The anti-dilution protection for the underlying stocks is limited and may be discretionary. The calculation agent will make adjustments to the stock adjustment factor of an underlying stock and other adjustments for certain corporate events affecting that underlying stock, such as mergers and spin-offs. However, the calculation agent will not make an adjustment in response to all events that could affect any underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the securities in making these determinations.

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Based on the Worst Performing of the Common Stock of Adobe, Inc., the Common Stock of Salesforce, Inc. and the Common Stock of Microsoft Corporation.
Principal at Risk Securities

Adobe, Inc. Overview

Adobe, Inc. is a software company that offers a line of products and services for creating, managing, delivering, measuring, optimizing, engaging and transacting with content and experiences across personal computers, smartphones, other electronic devices and digital media formats. The common stock of Adobe, Inc. is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is listed on The Nasdaq Stock Market. Information provided to or filed with the SEC by Adobe, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 000-15175 through the SEC’s website at www.sec.gov.

Information as of market close on September 25, 2023:

Bloomberg Ticker Symbol:	ADBE	52 Week High (on 9/5/2023):	$564.88
Current Closing Price:	$511.60	52 Week Low (on 9/30/2022):	$275.20
52 Weeks Ago (on 9/26/2022):	$276.96

The following table sets forth the published high and low closing prices of, as well as dividends on, the common stock of Adobe, Inc. for each quarter in the period from January 2, 2018 through September 25, 2023. The closing price of the common stock of Adobe, Inc. on September 25, 2023 was $511.60. The associated graph shows the closing prices of the common stock of Adobe, Inc. for each day in the same period. We obtained the closing price information above and the information in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of the common stock of Adobe, Inc. has experienced significant fluctuations. The historical performance of the common stock of Adobe, Inc. should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the common stock of Adobe, Inc. at any time, including on the determination dates.

Common Stock of Adobe, Inc.	High	Low	Dividends (Declared)
2018
First Quarter	$229.75	$177.70	—
Second Quarter	$258.10	$212.28	—
Third Quarter	$274.69	$242.01	—
Fourth Quarter	$275.49	$205.16	—
2019
First Quarter	$267.69	$215.70	—
Second Quarter	$302.11	$259.03	—
Third Quarter	$311.27	$272.47	—
Fourth Quarter	$331.20	$261.09	—
2020
First Quarter	$383.28	$285.00	—
Second Quarter	$440.55	$293.61	—
Third Quarter	$533.80	$426.29	—
Fourth Quarter	$514.31	$444.94	—
2021
First Quarter	$501.64	$421.20	—
Second Quarter	$590.75	$472.09	—
Third Quarter	$666.59	$575.72	—
Fourth Quarter	$688.37	$549.77	—
2022
First Quarter	$564.37	$411.50	—
Second Quarter	$468.81	$360.79	—

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Based on the Worst Performing of the Common Stock of Adobe, Inc., the Common Stock of Salesforce, Inc. and the Common Stock of Microsoft Corporation.
Principal at Risk Securities

Common Stock of Adobe, Inc.	High	Low	Dividends (Declared)
Third Quarter	$451.02	$275.20	—
Fourth Quarter	$345.96	$284.83	—
2023
First Quarter	$392.23	$320.54	—
Second Quarter	$495.18	$335.45	—
Third Quarter (through September 25, 2023)	$564.88	$481.29	—

We make no representation as to the amount of dividends, if any, that Adobe, Inc. may pay in the future.  In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Adobe, Inc.

The Common Stock of Adobe, Inc. — Daily Closing Prices January 2, 2018 to September 25, 2023*

800
700
600
500
400
300
200
100
0
Price ($)
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23

Source: Bloomberg

*The dotted line in the graph indicates the hypothetical downside threshold level, equal to 65.00% of the closing price on September 25, 2023. The actual downside threshold level will be based on the closing price on the pricing date.

This document relates only to the securities offered hereby and does not relate to the common stock or other securities of Adobe, Inc. We have derived all disclosures contained in this document regarding the common stock of Adobe, Inc. from the publicly available documents described in the first paragraph under this “Adobe, Inc. Overview” section without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Adobe, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Adobe, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Adobe, Inc. Overview” section) that would affect the trading price of the common stock of Adobe, Inc. (and therefore the price of the common stock of Adobe, Inc. at the time the securities are priced) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Adobe, Inc. could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the common stock of Adobe, Inc.

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JPMorgan Chase Financial Company LLC

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Based on the Worst Performing of the Common Stock of Adobe, Inc., the Common Stock of Salesforce, Inc. and the Common Stock of Microsoft Corporation.
Principal at Risk Securities

Salesforce, Inc. Overview

Salesforce, Inc. is a provider of customer relationship management technology. The common stock of Salesforce, Inc. is registered under the Exchange Act and is listed on the New York Stock Exchange. Information provided to or filed with the SEC by Salesforce, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-32224 through the SEC’s website at www.sec.gov.

Information as of market close on September 25, 2023:

Bloomberg Ticker Symbol:	CRM	52 Week High (on 7/19/2023):	$234.37
Current Closing Price:	$206.34	52 Week Low (on 12/16/2022):	$128.27
52 Weeks Ago (on 9/26/2022):	$146.32

The following table sets forth the published high and low closing prices of, as well as dividends on, the common stock of Salesforce, Inc. for each quarter in the period from January 2, 2018 through September 25, 2023. The closing price of the common stock of Salesforce, Inc. on September 25, 2023 was $206.34. The associated graph shows the closing prices of the common stock of Salesforce, Inc. for each day in the same period. We obtained the closing price information above and the information in the table and graph below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of the common stock of Salesforce, Inc. has experienced significant fluctuations. The historical performance of the common stock of Salesforce, Inc. should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the common stock of Salesforce, Inc. at any time, including on the determination dates.

Common stock of Salesforce, Inc.	High	Low	Dividends (Declared)
2018
First Quarter	$127.99	$104.03	—
Second Quarter	$139.80	$115.30	—
Third Quarter	$160.43	$137.15	—
Fourth Quarter	$159.86	$120.67	—
2019
First Quarter	$166.95	$130.40	—
Second Quarter	$165.96	$145.10	—
Third Quarter	$159.97	$139.72	—
Fourth Quarter	$164.98	$142.33	—
2020
First Quarter	$193.36	$124.30	—
Second Quarter	$191.65	$134.06	—
Third Quarter	$281.25	$185.51	—
Fourth Quarter	$267.07	$220.15	—
2021
First Quarter	$248.59	$205.33	—
Second Quarter	$246.26	$210.54	—
Third Quarter	$285.63	$237.55	—
Fourth Quarter	$309.96	$247.21	—
2022
First Quarter	$255.46	$190.54	—
Second Quarter	$218.85	$155.60	—
Third Quarter	$191.27	$143.84	—
Fourth Quarter	$165.27	$128.27	—

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Based on the Worst Performing of the Common Stock of Adobe, Inc., the Common Stock of Salesforce, Inc. and the Common Stock of Microsoft Corporation.
Principal at Risk Securities

Common stock of Salesforce, Inc.	High	Low	Dividends (Declared)
2023
First Quarter	$199.78	$134.78	—
Second Quarter	$223.38	$188.89	—
Third Quarter (through September 25, 2023)	$234.37	$203.84	—

We make no representation as to the amount of dividends, if any, that Salesforce, Inc. may pay in the future.  In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Salesforce, Inc.

The Common Stock of Salesforce, Inc. — Daily Closing Prices January 2, 2018 to September 25, 2023*

350
300
250
200
150
100
50
0
Price ($)
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Source: Bloomberg

*The dotted line in the graph indicates the hypothetical downside threshold level, equal to 65.00% of the closing price on September 25, 2023. The actual downside threshold level will be based on the closing price on the pricing date.

This document relates only to the securities offered hereby and does not relate to the common stock or other securities of Salesforce, Inc. We have derived all disclosures contained in this document regarding the common stock of Salesforce, Inc. from the publicly available documents described in the first paragraph under this “Salesforce, Inc. Overview” section without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Salesforce, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Salesforce, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Salesforce, Inc. Overview” section) that would affect the trading price of the common stock of Salesforce, Inc. (and therefore the price of the common stock of Salesforce, Inc. at the time the securities are priced) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Salesforce, Inc. could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the common stock of Salesforce, Inc.

September 2023	Page 19

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due October 2, 2026

Based on the Worst Performing of the Common Stock of Adobe, Inc., the Common Stock of Salesforce, Inc. and the Common Stock of Microsoft Corporation.
Principal at Risk Securities

Microsoft Corporation Overview

Microsoft Corporation is a technology company that develops and supports software, services, devices and solutions. The common stock of Microsoft Corporation is registered under the Exchange Act and is listed on The Nasdaq Stock Market. Information provided to or filed with the SEC by Microsoft Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-37845 through the SEC’s website at www.sec.gov.

Information as of market close on September 25, 2023:

Bloomberg Ticker Symbol:	MSFT	52 Week High (on 7/18/2023):	$359.49
Current Closing Price:	$317.54	52 Week Low (on 11/3/2022):	$214.25
52 Weeks Ago (on 9/26/2022):	$237.45

The following table sets forth the published high and low closing prices of, as well as dividends on, the common stock of Microsoft Corporation for each quarter in the period from January 2, 2018 through September 25, 2023. The closing price of the common stock of Microsoft Corporation on September 25, 2023 was $317.54. The associated graph shows the closing prices of the common stock of Microsoft Corporation for each day in the same period. We obtained the closing price information above and the information in the table and graph below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of the common stock of Microsoft Corporation has experienced significant fluctuations. The historical performance of the common stock of Microsoft Corporation should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the common stock of Microsoft Corporation at any time, including on the determination dates.

Common Stock of Microsoft Corporation	High	Low	Dividends (Declared)
2018
First Quarter	$96.77	$85.01	$0.42
Second Quarter	$102.49	$88.52	$0.42
Third Quarter	$114.67	$99.05	$0.46
Fourth Quarter	$115.61	$94.13	$0.46
2019
First Quarter	$120.22	$97.40	$0.46
Second Quarter	$137.78	$119.02	$0.46
Third Quarter	$141.34	$132.21	$0.51
Fourth Quarter	$158.96	$134.65	$0.51
2020
First Quarter	$188.70	$135.42	$0.51
Second Quarter	$203.51	$152.11	$0.51
Third Quarter	$231.65	$200.39	$0.56
Fourth Quarter	$224.96	$202.33	$0.56
2021
First Quarter	$244.99	$212.25	$0.56
Second Quarter	$271.40	$239.00	$0.56
Third Quarter	$305.22	$271.60	$0.62
Fourth Quarter	$343.11	$283.11	$0.62
2022
First Quarter	$334.75	$275.85	$0.62
Second Quarter	$314.97	$242.26	$0.62
Third Quarter	$293.47	$232.90	$0.68
Fourth Quarter	$257.22	$214.25	$0.68

September 2023	Page 20

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due October 2, 2026

Based on the Worst Performing of the Common Stock of Adobe, Inc., the Common Stock of Salesforce, Inc. and the Common Stock of Microsoft Corporation.
Principal at Risk Securities

Common Stock of Microsoft Corporation	High	Low	Dividends (Declared)
2023
First Quarter	$288.30	$222.31	$0.68
Second Quarter	$348.10	$275.42	$0.68
Third Quarter (through September 25, 2023)	$359.49	$316.48	$0.75

We make no representation as to the amount of dividends, if any, that Microsoft Corporation may pay in the future.  In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Microsoft Corporation.

The Common Stock of Microsoft Corporation — Daily Closing Prices January 2, 2018 to September 25, 2023*

400
350
300
250
200
150
100
50
0
Price ($)
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23

Source: Bloomberg

*The dotted line in the graph indicates the hypothetical downside threshold level, equal to 65.00% of the closing price on September 25, 2023. The actual downside threshold level will be based on the closing price on the pricing date.

This document relates only to the securities offered hereby and does not relate to the common stock or other securities of Microsoft Corporation. We have derived all disclosures contained in this document regarding the common stock of Microsoft Corporation from the publicly available documents described in the first paragraph under this “Microsoft Corporation Overview” section without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Microsoft Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Microsoft Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Microsoft Corporation Overview” section) that would affect the trading price of the common stock of Microsoft Corporation (and therefore the price of the common stock of Microsoft Corporation at the time the securities are priced) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Microsoft Corporation could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the common stock of Microsoft Corporation.

September 2023	Page 21

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due October 2, 2026

Based on the Worst Performing of the Common Stock of Adobe, Inc., the Common Stock of Salesforce, Inc. and the Common Stock of Microsoft Corporation.
Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Provisions
Record date:	The record date for each contingent payment date is the date one business day prior to that contingent payment date.
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities will be lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a

September 2023	Page 22

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due October 2, 2026

Based on the Worst Performing of the Common Stock of Adobe, Inc., the Common Stock of Salesforce, Inc. and the Common Stock of Microsoft Corporation.
Principal at Risk Securities

profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the notice described above.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to) withhold on any contingent quarterly payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2025 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Supplemental use of proceeds and hedging:	The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “Adobe, Inc. Overview,” “Salesforce, Inc. Overview” and “Microsoft Corporation Overview” in this document for a description of the market exposure provided by the securities.

September 2023	Page 23

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due October 2, 2026

Based on the Worst Performing of the Common Stock of Adobe, Inc., the Common Stock of Salesforce, Inc. and the Common Stock of Microsoft Corporation.
Principal at Risk Securities

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.
Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information:

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 4-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

• Prospectus supplement and prospectus, each dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us” and “our” refer to JPMorgan Financial.

September 2023	Page 24